Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
BANCORP OF NEW JERSEY, INC.
Adopted February 22, 2007
ARTICLE 1
LAW, CERTIFICATE OF INCORPORATION AND BYLAWS
     Section 1.1. These bylaws are subject to the certificate of incorporation of the corporation. In these bylaws, references to law, the certificate of incorporation and bylaws mean the law, the provisions of the certificate of incorporation and the bylaws as from time to time in effect.
ARTICLE 2
SHAREHOLDERS
     Section 2.1. Annual Meetings.
     (a) A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on such date and at such time as may be fixed by the board of directors.
     (b) Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (i) by or at the direction of the board of directors, or (ii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Article 2, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article 2.
     (c) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of Section 2.1(b), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must be a proper matter for shareholder action and not otherwise excludable under the rules and regulations of the Securities and Exchange Commission. To be timely, a shareholder’s notice must be received by the secretary at the principal executive offices of the corporation no less than sixty (60) nor more than ninety (90) days prior to the anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date fixed for any annual meeting is more than thirty (30) days before or after such anniversary date, notice by the shareholder must be received no later than the date which is sixty (60) days prior to the date fixed for the annual meeting or the date which is fifteen (15) days after the public announcement of the date fixed for the annual meeting, which ever is later. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding the foregoing, if the corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 (“Exchange Act”) to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this Section 2.1(c) with respect to such proposal. A shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a member of the board of directors: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of members of the board of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (2) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (3) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of the board of directors if so elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner; (2) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.
     Section 2.2. Special Meetings. A special meeting of the shareholders for any purpose or purposes shall be called only by the chairman of the board, the chief executive officer, or the board of directors. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.
     Section 2.3. General.
     (a) The chairman of the board shall preside at each shareholders meeting, unless prior to such meeting the board of directors shall have selected a different person to preside at such meeting.
     (b) Only such persons who are nominated and qualified in accordance with the provisions set forth in this Article 2, Section 3.3 and Section 3.4 shall be eligible to serve as members of the board of directors and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with the provisions set forth in this Article 2. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made or proposed, as the case may be, and, if any proposed nomination or business has not been properly made or proposed, to declare that such defective proposal or nomination shall be disregarded.
     Section 2.4. Place of Meeting. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such place within or without the State of New Jersey as may be determined from time to time by the board of directors. Any adjourned session of any meeting of the shareholders shall be held at the place designated in the vote of adjournment.
     Section 2.5. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of shareholders stating the place, day and hour thereof and, in the case of a special meeting, the purposes for which the meeting is called, shall be given not less than one (1) nor more than sixty (60) days before the meeting, to each shareholder entitled to vote at such meeting, and to each shareholder who, by law, by the certificate of incorporation or by these bylaws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the corporation. As to any adjourned session of any meeting of shareholders, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described. No notice of any meeting of shareholders or any adjourned session thereof need be given to a shareholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such shareholder, in person or by proxy, is filed with the records of the meeting or if the shareholder attends such meeting, in person or by proxy, without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or any adjourned session thereof need be specified in any written waiver of notice.
     Section 2.6. Quorum of Shareholders. At any meeting of the shareholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by the certificate of incorporation or by these bylaws. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. If a quorum is present at an original meeting, a quorum need not be present at an adjourned session of that meeting. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
     Section 2.7. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the certificate of incorporation or by these bylaws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. Broker non-votes and abstentions shall not count as votes cast, but shall be counted to determine whether a quorum is present.

     Section 2.8. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to a corporate action in writing may authorize another person to act for him or her by proxy appointed by an instrument in writing (or transmitted by electronic means which results in a writing) executed by such shareholder or by the shareholder’s attorney thereunto authorized, and delivered to the Secretary. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action by a written proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact and filed with the Secretary. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary.
     Section 2.9. Inspectors. The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting (in person or by proxy), the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents (except voice votes), hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Without limiting the foregoing, the inspectors may consider all relevant circumstances, including extrinsic evidence, in order to determine whether or not there have been any over-votes, and if so, which portion, if any, of such over-votes may be properly counted. After any meeting, the inspectors shall file with the secretary of the meeting a certificate under their hands, certifying the result of any vote or election, and in the case of an election, the names of the directors elected.
     Section 2.10. Voting List. The officer or agent having charge of the stock transfer books for the shares of the corporation shall make a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.

ARTICLE 3
BOARD OF DIRECTORS
     Section 3.1. Number. The number of directors which shall constitute the entire board of directors shall not be less than one nor more than twenty-five in number. Within the foregoing limits, at any time or from time to time the board of directors shall fix the number of directors which shall constitute the entire board of directors.
     Section 3.2. Classification.
     (a) Effective as of the first annual meeting of the shareholders of the corporation, the directors of the corporation shall be classified in respect to the time for which they shall severally hold office into three classes, each class consisting of such number of directors as nearly equal one-third (1/3) of the number of directors constituting the entire board of directors as possible.
     (b) At the first annual meeting of the shareholders, one class of directors will be elected for an initial term to expire at the second annual meeting of shareholders, one class of directors will be elected for an initial term to expire at the third annual meeting of shareholders, and one class of directors will be elected for an initial term to expire at the fourth annual meeting of shareholders. Each director so elected will hold office until his or her successor is elected and qualified.
     (c) At the second annual meeting of shareholders and at each annual meeting of shareholders thereafter, such number of directors as shall then constitute the class shall be elected to hold office for a term to expire at the third annul meeting of shareholders after their election and thereafter until their successors are elected and qualified, so that a number of directors as nearly equal one-third (1/3) of the number of directors constituting the entire board as possible shall be elected annually.
     (d) In the event of an increase in the number of directors constituting the entire board, new directors shall be classified to maintain the number of directors in each class as nearly equal one-third (1/3) of the number of directors constituting the entire board as possible. In the event of a decrease in the number of directors constituting the entire board, no term of any incumbent director may be shortened; however, at the next succeeding annual meeting of shareholders following such decrease in the number of directors, any incumbent director or director nominee may be elected for a term to expire at the first or second annul meeting of shareholders after their election, to the extent necessary to maintain the number of directors in each class as nearly equal one-third (1/3) of the number of directors constituting the entire board as possible.
     Section 3.3. Nominations. Director nominees shall be selected by the board of directors or a committee of the board of directors to which the board of directors has delegated the authority to make such selections. Director nominees may also be selected by shareholders, provided that nominations are made in accordance with, and accompanied by the information required by, Section 2.1(b) and Section 2.1(c). Only persons qualified to serve and duly nominated for election to the board of directors in accordance with this Section 3.4, Section 2.1(b) and Section 2.1(c), and other qualified persons with respect to whose nominations proxies have been solicited pursuant to a proxy statement filed pursuant to the Exchange Act shall be eligible for election to the board of directors.
     Section 3.4. Qualifications. A person is not qualified to serve as a director if he or she (a) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty, breach of trust or money laundering; (b) is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving an unsafe or unsound practice in conducting the affairs of an insured depository institution, dishonesty, breach of trust, or money laundering, which order is final and not subject to appeal; (c) has been found, in a final and unappealable decision by any federal or state regulatory agency or by any court, to have (i) breached a fiduciary duty involving personal profit or (ii) committed a reckless or willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; (d) is a member of a group (within the meaning of section 13(d)(3) of the Exchange Act) which includes a member who would be disqualified from serving as a director of this corporation under subsection (a), (b) or (c), above; or (e) is a party (either directly or through an affiliate) to litigation or an administrative proceeding adverse to the corporation or any subsidiary of the corporation, except (x) derivative litigation brought in the name of the corporation or any such subsidiary by such person in his or her capacity as a shareholder of the corporation or (y) litigation arising out of a proxy fight concerning the election of directors of the corporation or any subsidiary of the corporation or otherwise involving control of the corporation or any such subsidiary. Each director of the corporation is obligated to inform the corporation immediately of the existence of any circumstance described in the preceding sentence which would disqualify such director. A director of the corporation who becomes disqualified under this Section 3.4 shall forthwith cease to serve as a director of the corporation without the necessity of action by the board to remove or suspend such director. In case of a director who becomes disqualified under clause (e) of the first sentence of this Section 3.4, the director may be considered for re-election to the Board after the conclusion of the litigation or administrative proceeding.
     Section 3.5. Tenure. Except as otherwise provided by law, by the certificate of incorporation or by these bylaws, each director shall hold office until the third annual meeting after his or her election and thereafter until his successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.
     Section 3.6. Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors who shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the shareholders.
     Section 3.7. Vacancies. Vacancies in the board of directors and newly-created directorships may be filled exclusively by vote of a majority of the members of the board of directors then in office, though less than a quorum, and shall not be filled by a vote of the shareholders, unless there are no members of the board of directors remaining. Any member of the board of directors so chosen shall be a member of the same class of the board of directors as the person whose vacancy he or she fills, and shall hold office until the annual meeting at which his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
     Section 3.8. Resignation and Removal. Any director may resign at any time by delivering his resignation, orally or in writing, to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. One or more or all the directors of a corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors.
     Section 3.9. Committees. The board of directors may, by vote of a majority of the whole board, (i) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (ii) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (iii) determine the extent to which each such committee shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the certificate of incorporation or by these bylaws they are prohibited from so delegating. In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may adopt a charter or make rules for the conduct of its business, but unless otherwise provided by the board or such charter or rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request. Each committee of the Board shall serve at the pleasure of the Board.
     Section 3.10. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such places within or without the State of New Jersey and at such times as the board may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of shareholders.
     Section 3.11. Special Meetings. Special meetings of the board of directors may be held at any time and at any place within or without the State of New Jersey designated in the notice of the meeting, when called by the chairman of the board, if any, the president, or by one-third or more in number of the directors, reasonable notice thereof being given to each director by the secretary or by the chairman of the board, if any, the president or any one of the directors calling the meeting.
     Section 3.12. Notice. It shall be reasonable and sufficient notice to a director to send notice by mail at least forty-eight hours or by facsimile at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
     Section 3.13. Quorum. Except as may be otherwise provided by law, by the certificate of incorporation or by these bylaws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.
     Section 3.14. Action by Vote. Except as may be otherwise provided by law, by the certificate of incorporation or by these bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.
     Section 3.15. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.
     Section 3.16. Participation in Meetings by Conference Telephone. Members of the board of directors, or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or by any other means permitted by law. Such participation shall constitute presence in person at such meeting.
     Section 3.17. Compensation. In the discretion of the board of directors, each director may be paid such fees for his services as director and be reimbursed for his reasonable expenses incurred in the performance of his duties as director as the board of directors from time to time may determine. Nothing contained in this Section 3.17 shall be construed to preclude any director from serving the corporation in any other capacity and receiving reasonable compensation therefor.

     Section 3.18. Voting Securities Owned by the Corporation. Voting securities in any other entity held by the corporation shall be voted by the chairman of the board, unless the board of directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
ARTICLE 4
OFFICERS AND AGENTS
     Section 4.1. Enumeration; Qualification. The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents and a controller. The corporation may also have such agents, if any, as the board of directors from time to time may in its discretion choose. Any officer may be but none need be a director or shareholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.
     Section 4.2. Powers. Subject to law, to the certificate of incorporation and to the other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.
     Section 4.3. Election. The officers may be elected by the board of directors at their first meeting following the annual meeting of the shareholders or at any other time. At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.
     Section 4.4. Tenure. Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders and until his respective successor is chosen and qualified unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.
     Section 4.5. President and Vice President. Unless the board of directors otherwise specifies, the president shall be the chief executive officer and shall have direct charge of all business operations of the corporation and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.
     Any vice presidents shall have such duties and powers as shall be set forth in these bylaws or as shall be designated from time to time by the board of directors or by the president.

     Section 4.6. Treasurer and Assistant Treasurers. The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be designated from time to time by the board of directors or by the president. If no controller is elected, the treasurer shall also have the duties and powers of the controller.
     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.
     Section 4.7. Controller and Assistant Controllers. If a controller is elected, he shall be the chief accounting officer of the corporation and shall be in charge of its books of account and accounting records, and of its accounting procedures. He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.
     Any assistant controller shall have such duties and powers as shall be designated from time to time by the board of directors, the president, the treasurer or the controller.
     Section 4.8. Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders, of the board of directors and of committees of the board of: directors in a book or series of books to be kept therefor and shall file therein all actions by written consent of shareholders or directors. In the absence of the secretary from any meeting, an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the number of shares registered in the name of each shareholder. He shall have such other duties and powers as may from time to time be designated by the board of directors or the president.
     Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.
     Section 4.9. Resignations And Removals. Any officer may resign at any time by delivering his resignation, orally or in writing, to the chairman of the board, if any, the president, or the secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of its being accepted unless the resignation shall so state. The board of directors may remove the president, and the board of directors or the president may remove any other officer, at any time, either with or without cause.
     Section 4.10. Vacancies. If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office. If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that officer may choose a successor. Each such successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified or in each case until he sooner dies, resigns, is removed or becomes disqualified.

ARTICLE 5
CAPITAL STOCK
     Section 5.1. Stock Certificates. Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the certificate of incorporation and the bylaws, be prescribed from time to time by the board of directors. Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the president or a vice president and may be countersigned by the treasurer or an assistant treasurer or by the secretary or an assistant secretary. Any of or all the signatures on the certificate may be a facsimile. In case an officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.
     Section 5.2. Loss of Certificates. In the case of the alleged theft, loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms, including receipt of a bond sufficient to indemnify the corporation against any claim on account thereof, as the board of directors may prescribe.
ARTICLE 6
TRANSFER OF SHARES OF STOCK
     Section 6.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the certificate of incorporation or by these bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.
     Section 6.2. Record Date and Closing Transfer Books. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days (or such longer period as may be required by law) before the date of such meeting, nor more than sixty days prior to any other action.

     If no record date is fixed:
     (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
     (b) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.
     (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
ARTICLE 7
CORPORATE SEAL
     Section 7.1. Subject to alteration by the directors, the seal of the corporation, if any, shall consist of a flat-faced circular die with the word “New Jersey” and the name of the corporation cut or engraved thereon, together with such other words, dates or images as may be approved from time to time by the directors.
ARTICLE 8
EXECUTION OF PAPERS
     Section 8.1. Except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts or other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.
ARTICLE 9
FISCAL YEAR
     Section 9.1. The fiscal year of the corporation shall be determined from time to time by the board of directors.
ARTICLE 10
INDEMNIFICATION
     Section 10.1. Indemnification of Directors and Officers. The corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or has served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation, or is serving or has served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys’ fees, incurred therein or in any appeal thereof.
     Section 10.2. Indemnification of Others. The corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the New Jersey Business Corporation Act or otherwise.
     Section 10.3. Advances or Reimbursement of Expenses. The corporation shall, from time to time, reimburse or advance to any person referred to in Section 10.1 the funds necessary for payment of expenses, including attorneys’ fees, incurred in connection with any action, suit or proceeding referred to in Section 10.1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that his acts or omissions (i) constitute a breach of his duty of loyalty to the corporation or its shareholders, (ii) were not in good faith, (iii) involved a knowing violation of law, (iv) resulted in his receiving an improper personal benefit, or (v) were otherwise of such a character that New Jersey law would require that such amount(s) be repaid.
     Section 10.4. Service of Certain Entities Deemed Requested. Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation.
     Section 10.5. Interpretation. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article 10 may elect to have the right to indemnification (or advancement of expense) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.
     Section 10.6. Indemnification Right. The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article 10 (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, (iii) shall continue to exist after any elimination of or amendment to this Article 10 with respect to events occurring prior thereto, and (iv) and shall not be deemed exclusive of any other rights to which any person claiming indemnification hereunder may be entitled.
     Section 10.7. Indemnification Claims. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.
ARTICLE 11
AMENDMENTS
     Section 11.1. Except as provided in this Section 11.1, these bylaws may be adopted, amended or repealed by vote of a majority of the directors then in office or by vote of a majority of the stock outstanding and entitled to vote. Any bylaw, adopted, amended or repealed by the shareholders may be amended or reinstated by the shareholders or the directors unless the resolution of the shareholders adopting such bylaw prescribes in the bylaw that the bylaw made by them shall not be altered or repealed by the directors.